Exhibit 10.3

AGREEMENT

This AGREEMENT (the “ Agreement ”) is made as of the        day of May 2023, by and between DarioHealth Corp., a Delaware corporation (the “Company ”), and the investor signatory hereto (the “Investor ”).

WHEREAS , the Investor was issued shares of Series A-1 Convertible Preferred Stock (“Preferred Stock”) of the Company pursuant to a subscription agreement entered into on November 27, 2019 (the “Purchase Agreement ”);

WHEREAS, the Investor holds 386 shares of Preferred Stock of the Company, convertible into 138,199 shares of the Company’s common stock (the “Conversion Stock”);

WHEREAS, in consideration for not converting the Preferred Stock, the Investor shall be entitled to receive additional shares of the Company’s common stock upon conversion after the dates set forth below;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.     Agreement not to Convert. In exchange for not converting the Preferred Stock before July 1 2023, the Investor will be entitled to a total of           additional shares of common stock upon the full conversion of the Preferred Stock. In exchange for not converting the Preferred Stock before October 1 2023, the Investor will be entitled to receive a total of            additional shares of common stock upon the full conversion of the Preferred Stock. In exchange for not converting the Preferred Stock before January 1 2024, the Investor will be entitled to receive a total of           additional shares of common stock upon the full conversion of the Preferred Stock. In exchange for not converting the Preferred Stock before April 1 2024, the Investor will be entitled to receive a total of             additional shares of common stock upon the full conversion of the Preferred Stock, and in exchange for not converting the Preferred Stock before July 1 2024, the Investor will be entitled to receive          additional shares of common stock upon the full conversion of the Preferred Stock. For clarification purposes only, the issuance of shares (the “Shares”) as provided in this Section 1 shall not be cumulative and the Investor shall only be entitled to one tranche of such shares depending upon the date of conversion of the Preferred Stock.

The Company shall not effect any issuance of the Shares, to the extent that, after giving effect to the receipt of such Shares, the Investor, the together with such Investor’s affiliates (which for purposes of this agreement, shall include any employee of such Investor and any person having beneficial ownership of shares of common stock beneficially owned by the Investor), and any persons acting as a group together with such Investor or any of such Investor’s affiliates (such persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of common stock beneficially owned by such Investor and its Affiliates and Attribution Parties shall include the number of shares of common stock owned by such parties, but shall exclude the number of shares of common stock which are issuable upon exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Investor or any of its affiliates or Attribution Parties.

Except as set forth in the preceding sentence, for purposes of this agreement, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Investor that the Company is not representing to the Investor that such calculation is in compliance with Section 13(d) of the Exchange Act and the Investor is solely responsible for any schedules required to be filed in accordance therewith (other than as it relates to an Investor relying on the number of shares issued and outstanding as provided by the Company pursuant to this Section). For purposes of this agreement, in determining the number of outstanding shares of common stock, an Investor may rely on the number of outstanding shares of common stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company setting forth the number of shares of common stock outstanding. Upon the written or oral request (which may be via email) of an Investor, the Company shall within one trading day confirm orally and in writing to such Investor the number of shares of common stock then outstanding. The “Beneficial Ownership Limitation” shall be 4.99% (or, at the written election of any Investor delivered to the Company, 9.99%) of the number of shares of the common stock outstanding immediately after giving effect to the issuance of the Shares held by the applicable Investor. An Investor, upon at least sixty-one (61) days advance notice to the Company, may terminate, increase or decrease the Beneficial Ownership Limitation; provided, however, that the Investor shall not be entitled to increase or terminate the limitation contained in this agreement if the Investor has acquired (or if any of the Investor’s Attribution Parties has acquired) the Shares with the purpose or effect of changing or influencing the control of the Company. The limitations contained in this agreement shall terminate immediately at any time at which the common stock ceases to be an “equity security” as defined in Rule 13d-1(i) promulgated under the Securities Exchange Act of 1934, as amended (or any successor rule).

Notwithstanding the foregoing, unless the Company obtains the approval of its stockholders as required by the applicable rules of the Nasdaq Capital Stock Market for issuances of common stock in excess of such amount, the Company shall not effect any issuance of the Shares, to the extent that, after giving effect to the receipt of such Shares, the Investor, the together with such Investor’s affiliates (which for purposes of this agreement, shall include any employee of such Investor and any person having beneficial ownership of shares of common stock beneficially owned by the Investor), and any Attribution Parties, would beneficially own in excess of the Primary Market Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of common stock beneficially owned by such Investor and its Affiliates and Attribution Parties shall include the number of shares of common stock owned by such parties, but shall exclude the number of shares of common stock which are issuable upon exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Investor or any of its affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this agreement, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Investor that the Company is not representing to the Investor that such calculation is in compliance with Section 13(d) of the Exchange Act and the Investor is solely responsible for any schedules required to be filed in accordance therewith (other than as it relates to an Investor relying on the number of shares issued and outstanding as provided by the Company pursuant to this Section). For purposes of this agreement, in determining the number of outstanding shares of common stock, an Investor may rely on the number of outstanding shares of common stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company setting forth the number of shares of common stock outstanding. Upon the written or oral request (which may be via email) of an Investor, the Company shall within one trading day confirm orally and in writing to such Investor the number of shares of common stock then outstanding. The “Primary Market Limitation” shall be 19.99% of the number of shares of the common stock outstanding immediately before giving effect to the issuance of the Shares.

In the event the issuance of the Shares would result in the Investor exceeding the Beneficial Ownership Limitation or the Primary Market Limitation, then the Investor shall not be entitled to receive the Shares and the portion of such Shares that would cause such Investor to exceed the Beneficial Ownership Limitation or the Primary Market Limitation shall be held by the Company in abeyance for the benefit of such Investor (which shall not give the Investor any power to vote or dispose of such Shares) until such time, if ever, as such Investor’s beneficial ownership thereof would not result in such Investor exceeding the Beneficial Ownership Limitation or the Primary Market Limitation.

2.	Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that:

a.            Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

b.            Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any Person, not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

c.            Bring- Down of Representations and Warranties. All legal and factual representations and warranties made by the Company to the Investor in any prior agreements pursuant to which the shares of Preferred Stock were originally issued are accurate and complete in all material respects as of the date hereof, unless as of a specific date therein in which case they shall be accurate as of such date (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect (as defined in such agreements), in all respects).

3.	Representations and Warranties of the Investor. The Investor hereby represents, warrants and covenants that:

a.            Authorization. The Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

b.            Investment Experience. The Investor can bear the economic risk of its investment in the Shares and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares.

c.            Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Shares which have been requested by the Investor. The Investor has had the opportunity to review the Company’s filings with the Securities and Exchange Commission. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein. The Investor understands that its investment in the Shares involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. The Investor is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Shares and the transactions contemplated by this Agreement.

d.            No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

e.            Validity; Enforcement; No Conflicts. This Agreement and each Transaction Document to which the Investor is a party have been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Investor of this Agreement and each Transaction Document to which the Investor is a party and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Investor, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

f.             Bring- Down of Representations and Warranties. All legal and factual representations and warranties made by the Investor to the Company in any prior agreements pursuant to which the shares of Preferred Stock were originally issued are accurate and complete in all material respects as of the date hereof, unless as of a specific date therein in which case they shall be accurate as of such date (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect (as defined in such agreements), in all respects).

4.	Miscellaneous.

a.            Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

b.            Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY .

c.            Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

d.            Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

e.            Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered pursuant to the terms of the Purchase Agreement.

f.            Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon Investor and the Company, provided that no such amendment shall be binding on a holder that does not consent thereto to the extent such amendment treats such party differently than any party that does consent thereto.

g.            Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

h.            Entire Agreement. This Agreement represents the entire agreement and understanding between the parties concerning the Exchange and the other matters described herein and therein and supersede and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof.

i.             Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

j.             Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

k.            No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

l.             Survival. The representations, warranties and covenants of the Company and the Investor contained herein shall survive the Closing and delivery of the Shares.

m.           Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

n.            No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF , the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

DARIOHEALTH CORP.

By:
Name:
Title:

INVESTOR

By:
Name:
Title: